Exhibit 99.1

GAIN Capital Reports 2012 Fourth Quarter & Full Year Results

Effective execution of diversification strategy puts Company in strong position for growth;

Multi-year low in market volatility in the fourth quarter impacted retail results; initial 2013 results indicate renewed retail client engagement

For full year 2012:

-Acquisitions and organic growth drove 44% increase in client assets to $446.3 million

-Net income of $2.6 million; $0.07 per diluted share

-Adjusted net income of $5.5 million; $0.14 per diluted share

-Adjusted EBITDA of $11.1 million

BEDMINSTER, N.J., March 12, 2013 /PRNewswire/ —

GAIN Capital Holdings, Inc. (“GAIN”) (NYSE: GCAP), a leading global provider of online trading services, reported its results for the fourth quarter and full year 2012.

“In 2012, we made significant progress in our diversification strategy through both organic initiatives and targeted acquisitions,” said Glenn Stevens, CEO of GAIN Capital. “Notable achievements include the growth of our institutional platform, GTX, which more than tripled its revenue year-on-year, as well as the purchase and successful integration of futures broker Open E Cry (OEC), which helped drive a 44% increase in client assets to $446 million at year end. In our core retail OTC business, we expanded our product offering to include more than 450 CFD and FX markets, from 70 in 2011, and launched new international services. Our full year 2012 performance demonstrated our ability to operate profitably in spite of weak market conditions that limited retail client engagement throughout most of the year.”

“In December 2012, we successfully completed the acquisition of the U.S. business of GFT Forex, and in early 2013 we acquired the U.S. business of FX Solutions, illustrating that GAIN has become a partner of choice for M&A transactions, with a reputation as a fair counterparty with proven integration skills.”

“These initiatives and acquisitions have positioned GAIN to capitalize on improved market conditions in 2013. While remaining low by historical levels, FX volatility rose the first two months of the year, and we are seeing a sequential growth across our business lines. As we move through 2013, our focus is to offer market-leading technology and service in our retail OTC business, scale up our institutional and futures offering and seek out additional acquisition opportunities to further scale our business,” Mr. Stevens concluded.

Retail business

For the full year 2012, GAIN’s retail OTC business generated revenue of $127.5 million, compared with $175.9 million in 2011. Total retail trading volume was $1.3 trillion, compared with $1.6 trillion in 2011. Significant developments for the year included the launch of TRADE, a platform giving access to more than 450 CFD and FX markets, as well as new services for the German and Canadian markets, and the acquisition of the U.S. business of GFT Forex.

“The full year 2012 saw volatility measures drop to multi-year lows, with short upticks of volatility interrupting an overall downward trend. During the year, we took measures to grow our retail business in terms of products, geographic footprint and client assets, while cutting $20.8 million in costs related to the retail business,” Glenn Stevens commented. “With higher levels of volatility in the first months of 2013, we believe these factors, combined with our global brand recognition, position us well to profitably re-engage retail traders.”

For the fourth quarter, GAIN reported retail trading revenue of $22.9 million, compared with $29.8 million a year earlier, while retail OTC volume fell to $298.8 billion, from $366.4 billion in the fourth quarter of 2011.

Institutional and futures businesses

For the full year 2012, GAIN’s institutional business generated revenue of $15.6 million, compared with $4.4 million in 2011. Total institutional volume for the year was $2.0 trillion, compared with $853.9 billion a year earlier. Notable developments for the year included the expansion of our execution desk and the appointment of Joseph Wald to lead the institutional business.

“This was a landmark year for our GTX institutional business, which rapidly gained traction among key institutional customers, including banks, hedge funds and high frequency traders, even as many of our competitors saw declining volumes,” said Glenn Stevens. “With our new leadership structure in place, we are confident that GTX is poised to enter a new phase of growth, reaching new clients with an expanded product offering.”

In the fourth quarter, the institutional business reported revenue of $3.4 million, compared with $1.3 million in the fourth quarter of 2011. Institutional volume for the quarter was $538.4 billion, compared with $386.4 billion a year earlier. Our institutional business’s results in the fourth quarter of 2011 included high-volume customers acquired from Deutsche Bank earlier in the year.

OEC, GAIN’s exchange-traded futures business which was acquired in August 2011, reported revenue of $4.4 million for the fourth quarter, with daily average revenue trades of 13,000 during the quarter.

“OEC is already making a significant contribution to GAIN’s overall revenue, highlighting the potential of the futures market,” said Glenn Stevens. “We will continue to scale OEC in 2013, boosting margins and exploiting synergies with our retail OTC offerings.”

Full Year Metrics

(Comparisons below are referenced to 2011)

•	Net revenue of $151.4 million, compared to $181.5 million

•	Net income of $2.6 million, compared to $15.7 million

•	Adjusted EBITDA* of $11.1 million, compared to $36.6 million

•	Adjusted net income* of $5.5 million, compared to $21.7 million

•	Diluted EPS of $0.07, compared to $0.40

•	Adjusted diluted EPS* of $0.14, compared to $0.56

•	Total retail trading volume of $1.3 trillion, compared to $1.6 trillion

•	Total institutional trading volume of $2.0 trillion, compared to $853.9 billion

•	Total retail client assets of $446.3 million, compared with $310.4 million.

(*See below for reconciliation of non-GAAP financial measures)

Fourth Quarter Metrics

(Comparisons below are referenced to 4Q11)

•	Net revenue of $32.4 million, compared to $31.6 million

•	Net (loss) of $(3.8) million, compared to $(3.3) million

•	Adjusted EBITDA* of $(5.0) million, compared to $(3.1) million

•	Adjusted net (loss)* of $(3.3) million, compared to $(1.6) million

•	Diluted EPS of $(0.11), compared to $(0.10)

•	Adjusted diluted EPS* of $(0.09), compared to $(0.05)

•	Total retail trading volume of $298.8 billion, compared to $366.4 billion

•	Total institutional trading volume of $538.4 billion, compared to $386.4 billion

•	Daily average revenue trades of approximately 13,000 in our futures business

(*See below for reconciliation of non-GAAP financial measures)

Conference Call

GAIN Capital will host a conference call today, Tuesday March 12, 2013, at 5pm ET. Those wishing to listen to the call should dial +1-800-798-2864 (U.S. domestic) or +1-617-614-6206 (international) and enter the passcode 69719827 # at least 10 minutes prior to the start of the call. A live audio webcast of the call, as well as PDF copies of this release and an accompanying presentation, will also be available on the investor relations section of the GAIN Capital website (http://ir.gaincapital.com).

The audio replay will be available for one week after the call by dialing +1-888-286-8010 (U.S. domestic) or +1-617-801-6888 (international) and entering passcode 46749889#. The replay will be available starting approximately two hours after the completion of the call.

About GAIN Capital

GAIN Capital Holdings, Inc. (NYSE: GCAP) is a global provider of online trading services. GAIN’s innovative trading technology provides market access and highly automated trade execution services across multiple asset classes to a diverse client base of retail and institutional investors.

GAIN’s businesses include FOREX.com, which provides retail traders around the world access to a variety of global OTC financial markets, including forex, precious metals and CFDs on commodities and indices; GTX, a fully independent FX ECN for hedge funds and institutions; OEC, an innovative online futures broker; and GAIN Securities, Inc. (member FINRA/SIPC), a licensed U.S. broker-dealer.

GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions. For further company information, visit www.gaincapital.com.

Consolidated Statements of Operations

In millions, except per share data

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUE:
Trading revenue	$22.9	$29.8	$127.5	$175.9

Commission revenue	7.8	1.4	21.4	4.6

Other revenue	1.6	0.4	2.3	1.8

Total non-interest revenue	32.3	31.6	151.2	182.3

Interest revenue	0.2	0.3	0.6	0.6

Interest expense	(0.1)	(0.3)	(0.4)	(1.4)

Total net interest revenue / (expense)	0.1	—	0.2	(0.8)

Net revenue	32.4	31.6	151.4	181.5

EXPENSES:

Employee compensation and benefits	12.0	11.5	47.5	46.4

Selling and marketing	6.9	8.2	27.0	36.2

Trading expenses and commissions	11.2	7.5	38.0	33.0

General and administrative	5.1	5.5	20.1	21.8

Depreciation and amortization	1.7	1.0	4.9	3.9

Purchased intangible amortization	0.7	2.5	4.1	8.9

Communications and technology	2.1	2.0	7.7	7.1

Bad debt provision	0.1	0.1	0.4	0.9

Restructuring(1)	—	—	0.6	—

Total	39.8	38.3	150.3	158.2

Income / (loss) before tax expense	(7.4)	(6.7)	1.1	23.3

Income tax expense / (benefit)	(3.6)	(3.4)	(1.5)	7.6

Net income / (loss)	$(3.8)	$(3.3)	$2.6	$15.7

Earnings / (loss) per common share:
Basic	$(0.11)	$(0.10)	$0.08	$0.46

Diluted	$(0.11)	$(0.10)	$0.07	$0.40

Weighted average common shares outstanding used in computing earnings per common share:
Basic	35,081,311	34,205,991	34,940,800	34,286,840

Diluted	35,081,311	34,205,991	37,880,208	38,981,792

(1)	Non-recurring expenses relating to cost-savings effected in 2Q 2012.

Consolidated Balance Sheet

In millions, except share data

(unaudited)

	As of December 31,
	2012	2011(1) (Revised)
ASSETS:
Cash and cash equivalents	$36.8	$60.3
Cash and securities held for customers	446.3	310.4
Short term investments	1.4	0.1
Receivables from banks and brokers	89.9	85.4
Property and equipment - net of accumulated depreciation	11.0	7.5
Prepaid assets	7.7	9.9
Goodwill	9.0	3.1
Intangible assets, net	9.9	10.8
Other assets	17.9	18.1

Total assets	$629.9	$505.6

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Payables to customers, brokers, dealers, FCMs and other regulated entities	$446.3	$310.4
Accrued compensation and benefits	6.1	4.9
Accrued expenses and other liabilities	12.5	14.9
Income tax payable	1.3	2.6
Notes payable	—	7.9

Total liabilities	466.2	340.7

Shareholders’ Equity	163.7	164.9

Total liabilities and shareholders’ equity	$629.9	$505.6

(1)	Previously the Company presented all of its cash and cash equivalents in “Cash and cash equivalents” on the Consolidated Balance Sheet. However, in an effort to improve clarity of presentation and reflect the separation between the cash on hand which correlates to amounts held on behalf of customers and free cash, the Company has separated all cash and cash equivalents into “Cash and cash equivalents” and “Cash and securities held for customers”.

(*)	Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS

Adjusted net income is a non-GAAP financial measure and represents our net income excluding the after-tax impact of amortization of purchased intangibles. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net Income to Adjusted Net Income

In millions except per share data

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net (loss) / income applicable to GAIN Capital Holdings, Inc.	$(3.8)	$(3.3)	$2.6	$15.7

Add back of purchased intangible amortization, net of tax	0.5	1.7	2.9	6.0

Adjusted net (loss) / income	$(3.3)	$(1.6)	$5.5	$21.7
Adjusted (loss) / earnings per common share:
Basic	$(0.09)	$(0.05)	$0.16	$0.63

Diluted	$(0.09)	$(0.05)	$0.14	$0.56

Reconciliation of GAAP Net Income to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation, amortization and non-recurring expenses. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Adjusted EBITDA Margin is Adjusted EBITDA over revenue excluding interest on our note payable.

Reconciliation of GAAP Net Income to EBITDA and EBITDA Margin Reconciliation

In millions

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net revenue	$32.4	$31.6	$151.4	$181.5

Interest expense (on note)	—	0.1	0.4	0.5

Net revenue (Ex. interest expense on note)	$32.4	$31.7	$151.8	$182.0

Net (loss) / income applicable to GAIN Capital Holdings, Inc.	$(3.8)	$(3.3)	$2.6	$15.7
Add back:

Depreciation and amortization	1.7	1.0	4.9	3.9

Purchased intangible amortization	0.7	2.5	4.1	8.9

Interest expense (on note)	—	0.1	0.4	0.5
Restructuring(1)	—	—	0.6	—

Income tax (benefit) / expense	(3.6)	(3.4)	(1.5)	7.6

Adjusted EBITDA	$(5.0)	$(3.1)	$11.1	$36.6

Adjusted EBITDA Margin(2)	(15.4)%	(9.8)%	7.3%	20.1%

(1)	Non-recurring expenses related to cost savings effected in 2Q 2012
(2)	Adjusted EBITDA Margin calculated as Adjusted EBITDA / Net revenue (Ex. Interest expense)

Forward-Looking Statements:

In addition to historical information, this earnings release contains “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital’s annual report on Form 10-K, as filed with the Securities and Exchange Commission on March 15, 2012, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, including changes in regulation of the futures companies, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, including the successful integration of OEC, our ability to effectively compete in the futures industry, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.